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MGE Energy, Inc.

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The following is a transcription of Chairman, President and CEO Jeffrey Keebler's video message prepared by MGE Energy, Inc., and posted at mgeenergy.com on or about April 4, 2025, and at proxyvote.com on April 4, 2025.

A Proxy Statement has been filed with the Securities and Exchange Commission and is available for free at the Commission's website at sec.gov. The Proxy Statement is being mailed on or about April 4, 2025, to shareholders. Shareholders are urged to read the Proxy Statement as it contains important information. The Proxy Statement provides information regarding the participants in the solicitation.

Video by Jeff Keebler, Chairman President and CEO of MGE and MGE Energy.

(This video includes forward-looking statements and estimates of future performance that may differ from actual results because of uncertainties and risks encountered in day-to-day business.)

Your Community Energy Company is leading a powerful clean energy transition…

investing in cost-effective generation to reduce carbon emissions…

to deliver for our customers…

to power our communities safely…reliably…affordably and sustainably .

"Tyto Solar was energized in February of 2024. The sheep play a great role at this site. It's really cool…it's called agrivoltaics. So, the sheep are here to make sure that none of the plants go above the solar panel edge so we have full production, and the sheep are doing a great job," said John Armstrong, Manager Renewable Engineering.

With a goal to reduce carbon emissions at least 80% by 2030…

as MGE works toward net-zero carbon electricity.

"We're decarbonizing our grid. More than half of the company's projected capital expenditures from 2025 through 2029 will support investments to achieve our science-based carbon reduction goals.

Carbon is our target. Our investments to enable this energy transition mean all customers will be served by cleaner electricity as we work toward our goals and maintain affordability for our customers," said Jeff Keebler, Chairman, President and CEO.

Driven by our values of…

safety…reliability…sustainability…equity…and engagement.

"As your community energy company, we also invest in our relationships with our customers. We engage them directly…throughout the community…listening…connecting…understanding.

And we engage customers through our innovative programs that will help us achieve deep decarbonization by working together.

Our programs advance energy efficiency…like MGE Connect.

And we offer resources and programs to help customers electrify their transportation.

Electrification…electric vehicles are a key decarbonization strategy and an opportunity for us to continue to grow our business.

MGE has been and continues to be a leader to help grow the use of electric vehicles and EV charging," said Jeff Keebler, Chairman, President and CEO.

"One thing I really like is…I don't have to find a gas station and stand outside and hold the hose to the fill tank. I just plug in…in the comfort of my garage…any time I want to charge," said MGE Customer Scott Springman.

"As we decarbonize our energy supply, energy efficiency and electrification by our customers become even more powerful strategies for achieving net-zero carbon electricity by 2050," said Jeff Keebler, Chairman, President and CEO.

Fulfilling our mission to deliver on our responsibility…

living our values through our service…

advancing our goals for a strong, sustainable path forward for all of those we serve.

MGE Energy is building your community energy company for the future.

Thank you for your investment.

Learn more at mgeenergy.com.

April 4, 2025, MGE Energy YouTube Video

https://youtu.be/JuwsPU7YA8I

www.mgeenergy.com